UNITED STATES
              SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

                         FORM 8-K

                      CURRENT REPORT

            Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 1, 1999
                                                  (April 1, 1999)

                          Bradlees, Inc.
           (Exact Name of Registrant As Specified In Its Charter)

                        Massachusetts
           (State Or Other Jurisdiction of Incorporation)

             1-11134                        04-3156108
      (Commission File Number)         (IRS Employer Identification No.)

One Bradlees Circle; Braintree,
Massachusetts                                   02184
(Address of Principal Executive Offices)      (Zip Code)

                            (781) 380-3000
             (Registrant's telephone number,including area code)

                             Not Applicable
       (Former name or former address, if changed since last report)


                         Exhibit Index on Page 4
                    Page 1 of 10(Including Exhibits)



Item 5: OTHER EVENTS

Beginning on
April 1, 1999, Bradlees, Inc. (the "Company") will distribute to its banks and other credit providers summaries of its fourth quarter (thirteen weeks) and annual (fifty-two weeks) financial results ended January 30, 1999 ("fiscal 1998"), including a comparison to the Company's fiscal 1998 summary financial forecast (the "Forecast") and plan (the "1998 Plan"). Also beginning on April 1, 1999, the Company will distribute to its banks and other credit providers its financial plan (the "1999 Plan") for the fiscal year ending January 29, 2000 ("fiscal 1999"). The 1999 Plan is attached hereto as Exhibit 20A and incorporates the impact of the Company's emergence from Chapter 11 and adoption of fresh-start reporting as of the end of fiscal 1998 (January 30, 1999). The fiscal l998 fourth-quarter and annual results compared to the Forecast and 1998 Plan are attached hereto as Exhibit 20B.

The 1999 Plan projects an EBITDA (as defined in Exhibit 20A) for fiscal 1999 of $40.0 million, an improvement of approximately $7.6 million from EBITDA for fiscal 1998 presented in Exhibit 20A. The Company has planned improvements in its operating results primarily through a comparable store sales increase of 5.1% and an increase of 0.5% in the gross margin rate. The projected increase in comparable store sales is premised primarily on anticipated sales gains from continued expansion of the successful merchandising and marketing initiatives started in 1997 and from a reduction in competition resulting from the current liquidation of one of the Company's major competitors (Caldor Corp.). The projected increase in the gross margin rate is based primarily on improved inventory and markdown controls and on continued expansion of initiatives such as the "Certified Value" program that highlights certain key recognizable items at competitive everyday prices and the "Wow!" program which integrates targeted and unadvertised opportunistic purchases.

The 1999 Plan is based on 102 stores after the closing of the Peabody, MA store in March. Selling, general, distribution and administrative ("SG&A") expenses for fiscal 1999 are planned to increase slightly but decline as a percentage of net sales compared to fiscal 1998 SG&A expenses. Since September, 1996, the Company has implemented expense-reduction initiatives that have generated well over $100 million in savings on a comparable-store basis (i.e. excluding cost savings arising from store closings).

The Company is focusing on three core product lines: moderately-priced basic and casual apparel, basic and fashion items for the home, and edited assortments of frequently purchased commodity and convenience products. Bradlees is committed to superior customer service, as well as quality and fashion, especially in apparel and home furnishings. The Company believes that it can strategically leverage its strength in the fashion and quality content of its apparel and decorative home product offerings while driving traffic with selected hardlines merchandise.

Total sales for the fourth quarter ended January 30, 1999 were $17.2 million or 3.7% below Forecast due primarily to unseasonably warm weather during the holiday season that adversely impacted sales of seasonal merchandise categories. Comparable store sales increased 1.0% in the fourth quarter. EBITDA (as defined in Exhibit 20B) fell short of Forecast by $0.2 million due to the below-Forecast sales and associated gross margin along with an unfavorable margin rate, mostly offset by favorable SG&A expenses. The gross margin rate was below Forecast in the fourth quarter due primarily to higher markdowns to control inventory levels in light of the lower sales, while SG&A expenses were below forecast mostly due to favorable benefits expense (including a decision to freeze non-union pension plan benefits and reinstate Company matching contributions to its 401(k) plan), along with favorable home office, advertising and store expenses, partially offset by unfavorable logistics expenses.

Fiscal 1998 total sales were $35.8 million or 2.5% below Forecast while year-to-date comparable store sales increased 3.5%. Annual EBITDA was $2.6 million below Forecast (but $0.4 million above the 1998 Plan and $6.8 million above last year) due primarily to the below-Forecast sales and associated gross margin, partially offset by favorable SG&A expenses. The fiscal 1998 SG&A expenses were below Forecast due to the same reasons mentioned above for the fourth quarter.

Unrestricted cash was $1.3 million above
Forecast at January 30, 1999. Inventories were $4.5 million, or 2.0% above Forecast. Accounts payable was $5.4 million above Forecast, while outstanding borrowings were $11.1 million above Forecast due principally to the non-union pension freeze and the associated curtailment (noncash) gain and the EBITDA shortfall to Forecast. Under fresh-start reporting, the final balance sheet as of January 30, 1999 becomes the opening balance sheet of the reorganized Company. Since fresh-start reporting has been reflected in the accompanying balance sheet as of January 30, 1999, the balance sheet as of that date is not comparable in certain material respects to any such balance sheet as of any prior date or for any prior period since the balance sheet as of January 30, 1999 is that of a reorganized entity.

The Company is distributing the quarterly performance against its Forecast and 1998 Plan (the "Quarterly Performance Information") and the 1999 Plan to its banks and other credit providers to facilitate their credit analyses. The Quarterly Performance Information and the 1999 Plan should not be relied
                                          --------------------
upon for any other purpose and should be read in conjunction
--------------------------
with the Company's most recent Form S-1 and Form 10-K filings. The Quarterly Performance Information and the 1999 Plan are being reported publicly solely because they are being distributed to a large number of the Company's vendors for purposes of their credit analyses. Although the Company is publicly disclosing the Quarterly Performance Information and the 1999 Plan, the Company does not believe it is obligated to subsequently update such information or to provide such information indefinitely, and the Company may cease making such disclosures at any time. The Quarterly Performance Information and the 1999 Plan were not examined, reviewed or compiled by the Company's independent public accountants.

The Quarterly Performance Information and the 1999 Plan were not prepared with a view toward compliance with the guidelines established by the American Institute of Certified Public Accountants or the rules and regulations of the Securities and Exchange Commission regarding financial projections. While presented with numerical specificity, the Quarterly Performance Information and the 1999 Plan contain forward looking statements which are based upon a variety of assumptions (including assumptions concerning the continued success of the Company's merchandising, marketing and operational strategies and the related effects on sales and gross margin) that may not be realized and are subject to significant business, economic, political, climatic and competitive uncertainties and potential contingencies, many of which are beyond the Company's control. Consequently, the Quarterly Performance Information and the 1999 Plan should not be regarded as a representation or warranty by the Company, or any other person, that the projections contained therein will be realized. The Quarterly Performance Information and the 1999 Plan may be subject to future adjustments (e.g. actual results may vary substantially from those presented in the 1999 Plan) and such adjustments could materially affect the reported information.


Item 7: FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
        EXHIBITS

  Exhibit:  20A    Fiscal 1999 Summary Financial Plan
            20B    Quarterly Performance Information



               INDEX TO EXHIBITS

Exhibit No.              Exhibit                     Page No.

   20A        Fiscal 1999 Summary Financial Plan        6

   20B        Quarterly Performance Information         9




                       BRADLEES, INC.
                     AND SUBSIDIARIES

                         SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  BRADLEES, INC.

Date:  March 31, 1999             By  /s/ PETER THORNER
                                  Peter Thorner
                                  Chairman and Chief Executive
                                  Officer

Date:  March 31, 1999             By  /s/ CORNELIUS F. MOSES III
                                  Cornelius F. Moses III
                                  Senior Vice President, Chief
                                  Financial Officer